EXHIBIT 10.16.7

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 8th day of July, 2014 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Microbia, Inc.) (“Tenant”).

RECITALS

A.            WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007, as amended by that certain First Amendment to Lease dated as of April 9, 2009, that certain Second Amendment to Lease dated as of February 9, 2010, that certain Third Amendment to Lease dated as of July 1, 2010, that certain Fourth Amendment to Lease dated as of February 3, 2011, that certain Fifth Amendment to Lease dated as of October 18, 2011, that certain Sixth Amendment to Lease dated as of July 19, 2012 and that certain Seventh Amendment to Lease dated as of October 30, 2012 (the “Seventh Amendment”) (collectively, as the same may have been otherwise amended, supplemented or modified from time to time,  the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”);

B.            WHEREAS, Tenant desires to lease additional premises from Landlord; and

C.            WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.  The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.             Additional Premises Fifth Phase Stage 1.  The parties acknowledge and agree that Tenant has not yet taken and did not intend to take occupancy of the Additional Premises Fifth Phase Stage 1 on or before December 1, 2013, as required by Section 4 of the Seventh Amendment and agree that the requirement to take occupancy on or before December 1, 2013 is waived. Notwithstanding the foregoing, and in accordance with Section 5 of the Seventh Amendment, the parties hereby agree that the term with respect to the Additional Premises Fifth Phase Stage 1 shall commence on and the “Additional Premises Fifth Phase Stage 1 Rent Commencement Date” shall be December 1, 2013.  Effective as of the Additional Premises Fifth

Phase Stage 1 Rent Commencement Date, Tenant shall pay Rent with respect to the Additional Premises Fifth Phase Stage 1 based on 23,250 rentable square feet, and until such time as the actual rentable square footage of the Additional Premises Fifth Phase Stage 1 is determined in accordance with Section 5 of the Seventh Amendment and this Section 2, Tenant’s Pro Rata Share shall be 58.90%.  Once Tenant takes physical occupancy of the Additional Premises Fifth Phase Stage 1, Landlord and Tenant shall enter into an amendment to the Amended Lease memorializing (a) the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 1, (b) the amount of the Additional Premises Fifth Phase Finish Work Allowance (as defined in Section 13 of the Seventh Amendment) allocated to the Additional Premises Fifth Phase Stage 1 and (c) an appropriate adjustment to Tenant’s Pro Rata Share.  In addition, because the Additional Premises Fifth Phase Stage 1 Rent Commencement Date is occurring before the actual rentable square footage of the Additional Premises Fifth Phase Stage 1 is determined, Landlord and Tenant agree to true up all payments of Rent for such Additional Premises Fifth Phase Stage 1 made prior to the date such actual square footage is determined in accordance with Section 10 of the Seventh Amendment.

3.             Additional Premises Fifth Phase.  Notwithstanding Sections 7 and 8 of the Seventh Amendment, Landlord hereby agrees that in the event that Tenant subleases all or a portion of the Additional Premises Fifth Phase Stage 3 and the Additional Premises Fifth Phase Stage 4 (collectively, the “Proposed Biogen Sublease Premises”) to either Biogen Idec Inc. (“Biogen”) or a direct or indirect subsidiary of Biogen so long as such subsidiary’s obligations are guaranteed by Biogen, on the economic terms attached as Exhibit A hereto, and Biogen occupies the Proposed Biogen Sublease Premises prior to (a) June 1, 2015 with respect to the Additional Premises Fifth Phase Stage 3, then Tenant shall not be required to pay Base Rent, Tenant’s Pro Rata Share of Operating Expenses, Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Landlord’s insurance premiums related to the Building and all other Additional Rent with respect to the Additional Premises Fifth Phase Stage 3 until April 1, 2015, at which time Tenant shall commence paying the same with respect to the Additional Premises Fifth Phase Stage 3 and (b) June 1, 2016 with respect to the Additional Premises Fifth Phase Stage 4, then Tenant shall not be required to pay Base Rent, Tenant’s Pro Rata Share of Operating Expenses, Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Landlord’s insurance premiums related to the Building, and all other Additional Rent with respect to the Additional Premises Fifth Phase Stage 4 until June 1, 2016 ; provided, however, that as of the date Biogen takes occupancy of each of the Additional Premises Fifth Phase Stage 3 and the Additional Premises Fifth Phase Stage 4, Tenant shall be required to pay  Tenant’s Pro Rata Share of Landlord’s expenses for utilities.  In addition, Landlord and Tenant shall still enter into an amendment to the Amended Lease memorializing the actual useable square footage and the actual rentable square footage of each Stage, the rent commencement date for each Stage and the amount of the Additional Premises Fifth Phase Finish Work Allowance allocated to each Stage.  Nothing contained in this Section shall either (x) operate as a consent to or approval by Landlord of any sublease to Biogen, (y) create any contractual relationship between Landlord and Biogen or (z) be construed to modify, waive or affect any of the provisions, covenants or conditions of, or any rights or remedies of Landlord under, those provisions of the Amended Lease relating to subleasing and assignment and Tenant shall apply for Landlord’s consent to any sublease to Biogen in accordance with the provisions of Amended Lease.  The terms of this Section 3 shall only apply to a sublease of the Additional Premises Fifth Phase to Biogen and shall not apply in the event Tenant occupies the Premises itself, or subleases the Additional Premises Fifth Phase to any subtenant other than Biogen.

4.             Additional Premises 1st Floor.  As of the Additional Premises 1st Floor Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant leases from Landlord, additional premises located on the first (1st) floor of the Building, as depicted on Exhibit B attached hereto (the “Additional Premises 1st Floor”).  The Additional Premises 1st Floor consist of eight thousand six hundred ninety-three (8,693) rentable square feet of space and seven thousand four hundred forty-seven (7,447) usable square feet of space on the first (1st) floor of the Building.   For the sake of clarity, (a) Landlord sought the conversion of certain mechanical space located on the first floor of the Building depicted on Exhibit C to the Seventh Amendment that was in addition to the Additional Premises 1st Floor (the “Extra Converted 1st Floor Space”); (b) the square footage of the Extra Converted 1st Floor Space is not included in the Additional Premises 1st Floor and shall not be included within the Premises; and (c) Tenant confirms and agrees that Exhibit C to the Seventh Amendment depicts all the mechanical space to be converted on the first (1st) floor of the Building, including mechanical space to be converted and included in the Additional Premises 1st Floor.

5.             Term Commencement Date.  Notwithstanding anything to the contrary in the Amended Lease, the term with respect to the Additional Premises 1st Floor commenced on January 1, 2014 (the “Additional Premises 1st Floor Term Commencement Date”) and shall terminate, subject to any extension options granted pursuant to the Amended Lease, on the Expiration Date (as defined in Section 14 of the Seventh Amendment).  From and after the Additional Premises 1st Floor Term Commencement Date, the term “Premises,” as used in the Amended Lease, shall mean the Original Premises plus the Additional Premises 1st Floor and, except as otherwise provided herein, all provisions of the Amended Lease shall apply to such Additional 1st Floor Premises.

6.             Construction of Finish Work in the Additional Premises 1st Floor and the 1st Floor Space Finish Work Allowance.  Tenant shall use commercially reasonable efforts to complete the conference center improvements described in Section 12 of the Seventh Amendment (which shall include, but not be limited to, the improvements listed on Exhibit D attached to the Seventh Amendment) in the Additional Premises 1st Floor (collectively, the “Conference Center Improvements”) as soon as practicable, but in no event later than December 31, 2014.  The 1st Floor Space Finish Work Allowance granted to Tenant in Section 12 of the Seventh Amendment is hereby reduced by an amount equal to One Hundred Three Thousand One Hundred Forty-Three and 84/100 Dollars ($103,143.84), for a revised 1st Floor Space Finish Work Allowance of One Million Six Hundred Ninety-Six Thousand Eight Hundred Fifty-Six and 16/100 Dollars ($1,696,856.16).

7.             Additional Premises 1st Floor Pro Rata Share.  Effective as of the Additional Premises 1st Floor Term Commencement Date, Tenant’s Pro Rata Share shall be 61.10%.  Notwithstanding such increase in Tenant’s Pro Rata Share, Tenant’s obligations with respect to Base Rent and Additional Rent with respect to the Additional Premises 1st Floor shall be as set forth in Section 8 below, and accordingly, none of the square footage of the Additional Premises 1st Floor shall be included for purposes of calculating Tenant’s Pro Rata Share prior to January 1, 2015 (i.e., the 2.2% increase in Tenant’s Pro Rata Share attributable to the square footage of  the Additional Premises 1st Floor shall be disregarded until January 1, 2015); provided, however, that Tenant’s Pro Rata Share shall be increased (a) on June 1, 2014 to include the square footage of the Additional Premises Fifth Phase Stage 2 in accordance with Section 9 below shall and (b) the date when any additional premises are added to Tenant’s Premises (e.g., the Additional Premises Fifth Phase Stage 3).

8.             Additional Premises 1st Floor Base Rent/Additional Rent.  Tenant shall not be required to pay any Base Rent with respect to the Additional Premises 1st Floor.  However, effective as of January 1, 2015, Tenant shall pay (a) Tenant’s Pro Rata Share of Taxes, (b) Tenant’s Pro Rata Share of Landlord’s expenses for utilities, (c) Tenant’s Pro Rata Share of Landlord’s insurance premiums related to the Building, (d) Tenant’s Pro Rata Share of Operating Expenses, and (e) other Additional Rent with respect to the Additional Premises 1st Floor.  For the sake of clarity, with respect to the Additional Premises 1st Floor only, items (a), (b), (c) and (d) of this Section 8 shall be abated from the Additional Premises 1st Floor Term Commencement Date through December 31, 2014.

9.             Additional Premises Fifth Phase Stage 2.  The parties acknowledge and agree that Tenant has not yet taken and did not intend to take occupancy of the Additional Premises Fifth Phase Stage 2 on or before June 1, 2014, as required by Section 4 of the Seventh Amendment and agree that the requirement to take occupancy on or before June 1, 2014 is waived. Notwithstanding the foregoing, and in accordance with Section 6 of the Seventh Amendment, the parties hereby agree that the term with respect to the Additional Premises Fifth Phase Stage 2 shall commence on and the “Additional Premises Fifth Phase Stage 2 Rent Commencement Date” shall be June 1, 2014.  Effective as of the Additional Premises Fifth Phase Stage 2 Rent Commencement Date, Tenant shall pay Rent with respect to the Additional Premises Fifth Phase Stage 2 based on 23,250 rentable square feet, and until such time as the actual rentable square footage of the Additional Premises Fifth Phase Stage 2 is determined in accordance with Section 6 of the Seventh Amendment and this Section 9, Tenant’s Pro Rata Share shall be 66.96%.  Once Tenant takes physical occupancy of the Additional Premises Fifth Phase Stage 2, Landlord and Tenant shall enter into an amendment to the Amended Lease memorializing (a) the actual useable square footage and the actual rentable square footage of the Additional Premises Fifth Phase Stage 2, (b) the amount of the Additional Premises Fifth Phase Finish Work Allowance (as defined in Section 13 of the Seventh Amendment) allocated to the Additional Premises Fifth Phase Stage 2 and (c) an appropriate adjustment to Tenant’s Pro Rata Share.  In addition, because the Additional Premises Fifth Phase Stage 2 Rent Commencement Date is occurring before the actual rentable square footage of the Additional Premises Fifth Phase Stage 2 is determined, Landlord and Tenant agree to true up all payments of Rent for such Additional Premises Fifth Phase Stage 2 made prior to the date such actual square footage is determined in accordance with Section 10 of the Seventh Amendment.

10.          Removal of Conference Center Improvements.  Landlord hereby agrees that it shall not require Tenant to remove any of the Conference Center Improvements at the end of the Term.

11.          Conference Center.  Landlord agrees to use reasonable efforts to explore and discuss (a) options with Tenant for use of the Additional Premises 1st Floor as a conference center by parties other than Tenant and (b) the interest of other tenants in the Building and the Project (excluding residential tenants of the Project) to use the Additional Premises 1st Floor as a conference center.   If use of the Additional Premises 1st Floor as a conference center does not violate, and is in accordance with, all Legal Requirements (as defined in the Lease), Landlord does not object to Tenant’s use of the Additional Premises 1st Floor for such purpose; provided, that, (y) the parties enter into a written amendment permitting such use in the Additional Premises 1st Floor and (z) Landlord shall be entitled to place reasonable parameters upon such use of the Additional Premises 1st as a conference center  as Landlord deems appropriate in Landlord’s reasonable discretion.

12.          Conversion of Core Space.  The City of Cambridge approved the conversion of the Core Space depicted on Exhibit B to the Seventh Amendment and such space is now “Converted Space.”   Landlord has or will commence the renovation of the Converted Space to a “Warm Shell Condition” and will deliver the same to Tenant on or before August 31, 2014.

13.          Freeze Protection.  Tenant hereby acknowledges that Landlord has completed the work relating to freeze protection for chilled water and reheat coils in the Premises, including the Additional Premises Fifth Phase, as required by Section 19 and Exhibit F of the Seventh Amendment.

14.          Condition of Premises.   Tenant acknowledges that, other than as set forth below or in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Additional Premises 1st Floor, the Additional Premises Fifth Phase Stage 1, the Additional Premises Fifth Phase Stage 2, the Building or the Property, or with respect to the suitability of the Additional Premises 1st Floor, the Additional Premises Fifth Phase Stage 1, the Additional Premises Fifth Phase Stage 2, the Building or the Property for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises 1st Floor, and agrees to take the same in its condition “as is” as of the Additional Premises 1st Floor Term Commencement Date, (b) it is fully familiar with the condition of the Additional Premises Fifth Phase Stage 1, and agrees to take the same in its condition “as is” as of the Additional Premises Fifth Phase Stage 1 Rent Commencement Date, (c) it is fully familiar with the condition of the Additional Premises Fifth Phase Stage 2, and agrees to take the same in its condition “as is” as of the Additional Premises Fifth Phase Stage 2 Rent Commencement Date  and (d) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises 1st Floor or the Additional Premises Fifth Phase Stage 1 or the Additional Premises Fifth Phase Stage 2 for Tenant’s occupancy or to pay for or construct any improvements to the Additional Premises 1st Floor, the Additional Premises Fifth Phase Stage1 or the Additional Premises Fifth Phase Stage 2, except that Landlord shall provide the 1st Floor Space Finish Work Allowance (as defined in the Seventh

Amendment and as amended by this Amendment) for Finish Work in the Additional Premises 1st Floor and the Additional Premises Fifth Phase Work Allowance (as defined in the Seventh Amendment) for Finish Work in the Additional Premises Fifth Phase Stage 1 and the Additional Premises Fifth Phase Stage 2.  Landlord hereby represents and warrants that (w) as of the Additional Premises 1st Floor Term Commencement Date, the Additional Premises 1st Floor is in compliance with all Legal Requirements, (x) as of the Additional Premises Fifth Phase Stage 1 Rent Commencement Date, the Additional Premises Fifth Phase Stage 1 is in compliance with all Legal Requirements, (y) as of the Additional Premises Fifth Phase Stage 2 Rent Commencement Date, the Additional Premises Fifth Phase Stage 2 is in compliance with all Legal Requirements and (z) as of the Execution Date, the common area of the Building is in compliance with all Legal Requirements.

15.          Parking.

(a)           In addition to any existing rights of Tenant to parking spaces under the Lease, commencing on the Execution Date, Landlord shall provide Tenant with (a) sixteen (16) additional parking spaces allocated to the Additional Premises Fifth Phase Stage 1 (the “Additional Premises Fifth Phase Stage 1 Parking Spaces”) and (b) sixteen (16) additional parking spaces allocated to the Additional Premises Fifth Phase Stage 2 (the “Additional Premises Fifth Phase Stage 2 Parking Spaces”).  Tenant shall pay to Landlord as Additional Rent, Landlord’s then-current prevailing monthly rate for parking spaces for such Additional Premises Fifth Phase Stage 1 Parking Spaces and Additional Premises Fifth Phase Stage 2 Parking Spaces.  Tenant’s use of the Additional Premises Fifth Phase Stage 1 Parking Spaces and Additional Premises Fifth Phase Stage 2 Parking Spaces provided hereunder and Tenant’s rights with respect thereto (including (without limitation) limitations on increase in the prevailing monthly rate for parking spaces) shall otherwise be in accordance with the terms of Section 2.01(d) of the Lease.

(b)           For the sake of clarity, the phrase “Landlord shall provide Tenant with 1.0 parking spaces per 1,000 usable square feet (exclusive of any mechanical space)” in Section 20 of the Seventh Amendment is hereby deleted and replaced with “Landlord shall provide Tenant with 1.0 parking spaces per 1,000 usable square feet (exclusive of any mechanical space, including all the mechanical space converted to gross floor area pursuant to the City of Cambridge Board of Zoning Appeal Case No. 10459)”.

16.          Notices.

(a)           Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: Michael Higgins

Telephone: (617) 621-7722

Fax: (617) 494-0480

with a copy to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: General Counsel

Telephone: (617) 621-7722

Fax: (617) 494-0480

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attn: Walter R. McCabe III, Esq.

(b)           Landlord confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Landlord pursuant to the Amended Lease should be sent to:

BMR-Rogers Street LLC

17190 Bernard Center Drive

San Diego, California 92128

Attn: Vice President, Real Estate Legal

Telephone: (858) 485-9840

Fax: (858) 485-9843

17.          Broker. Tenant represents and warrants that other than CB Richard Ellis, Inc. (“Broker”), it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate broker or agent that is or might be entitled to a commission in connection with the representation of Tenant in connection with this Amendment.  Landlord shall compensate Broker in relation to this Amendment pursuant to a separate agreement between Landlord and Broker.

(a)           Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Amendment, other than as contained in this Amendment.

(b)           Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Amendment.  Landlord is executing this Amendment in reliance upon Tenant’s representations, warranties and agreements contained within Section 16, Section 16(a) and this Section 16(b).

(c)           Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

(d)           Landlord shall pay any commission, fee or other compensation due to any Landlord broker(s) in connection with this Amendment.  Landlord agrees to indemnify, save, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

18.          Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, as amended hereby, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the Execution Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

19.          Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

20.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

21.          Authority.  Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the Execution Date as a Massachusetts sealed instrument, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROGERS STREET LLC,

a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Vice President, Leasing & Development

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,

a Delaware corporation

By:	/s/ Michael J. Higgins
Name:	Michael J. Higgins
Title:	Chief Financial Officer and Chief Operating Officer